                                  Exhibit 99.1








Walter Shephard
Vice President, Finance, Chief Financial Officer, and Treasurer
Voice: 860-704-3955
inquire@zygo.com


                                                           For Immediate Release
                                                           ---------------------

    ZYGO FISCAL 2005 Q2 EARNINGS AND SALES INCREASE STRONGLY OVER PRIOR YEAR
                     --- RECORD BACKLOG OF $64.9 MILLION---

MIDDLEFIELD, CT, JANUARY 27, 2005 - Zygo Corporation (NASDAQ: ZIGO), a worldwide leader in optical metrology instruments, precision optics, and electro-optical design and manufacturing services serving the semiconductor and industrial markets, today announced earnings from continuing operations for the second quarter of fiscal 2005 of $2.5 million, or $0.14 per diluted share, as compared with earnings from continuing operations of $0.9 million, or $0.05 per diluted share, for the same period in fiscal 2004.

For the first half of fiscal 2005, the Company recorded earnings from continuing operations of $3.9 million, or $0.21 per diluted share, compared with earnings from continuing operations of $0.3 million, or $0.01 per diluted share for the first half of fiscal 2004.

Net sales for the second quarter of fiscal 2005 increased 30% to $36.0 million as compared with the prior year second quarter. Net sales for the first half of fiscal 2005 increased 23% to $63.6 million as compared with the first half of fiscal 2004. Backlog at December 31, 2004 totaled $64.9 million, an increase of $3.5 million, or 6%, from September 30, 2004 and increased $19.1 million, or 42%, from December 26, 2003.

Orders for the second quarter of fiscal 2005 increased 9% to $39.6 million as compared with the second quarter of fiscal 2004. Orders from the Company's semiconductor segment accounted for 51% of the orders received, with the industrial segment accounting for 49% of the orders.

"Our second fiscal quarter proved to be a solid one," said Bruce Robinson, ZYGO Chairman and Chief Executive. "Consistent with our overall strategy, we continue to experience strong sales and order growth in our industrial segment. In addition, orders from our semiconductor segment increased substantially from our first quarter performance."

"Flat panel display metrology and opto-mechanical components for the medical market were major contributors to this strong order rate," Mr. Robinson explained. "With our record backlog, we maintain a positive outlook."


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


"In summary," Mr. Robinson concluded, "our strategy of using our core technologies to expand into new markets and secure new customers appears to be taking hold. Our new initiatives in the flat panel market and custom optical assembly continue to grow. In addition, we are experiencing an increase in demand from several of our newer customers in our Metrology and Precision Positioning Solutions business units in the semiconductor segment."

Including a loss from discontinued operations, the Company recorded net earnings of $2.3 million, or $0.13 per diluted share, for the second quarter of fiscal 2005 as compared with a net loss of $1.0 million, or $0.05 per diluted share, for the second quarter of fiscal 2004. For the first half of fiscal 2005, the Company recorded net earnings of $3.6 million, or $0.20 per diluted share, which included a loss from discontinued operations of $0.2 million, or $0.01 per diluted share. This compares with a net loss of $1.8 million, or $0.10 per diluted share, for the first half of fiscal 2004, which included a loss from discontinued operations of $2.1 million, or $0.11 per diluted share.

Additional highlights for the second quarter of fiscal 2005 included:

     o The signing of a multi-million dollar amendment to a development agreement with one of the Company's major customers.

     o Two additional flat panel orders totaling over $5.0 million. One of these orders was from a new customer.

     o Increased orders for our optical systems business, including an additional $1.3 million order for the production of a laser surgery system.

Note: ZYGO's teleconference to discuss the results of the second quarter of fiscal 2005 will be held at 6 PM Eastern Standard Time on January 27, 2005 and can be accessed by dialing 800-473-0602. This call is web cast live on ZYGO's web site at www.zygo.com. The call may also be accessed for 30 days following the teleconference.

Zygo Corporation (NASDAQ: ZIGO), headquartered in Middlefield, Connecticut, is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets. See ZYGO's web site at www.zygo.com for additional information.

All statements other than statements of historical fact included in this news release regarding our financial position, business strategy, plans, anticipated growth rates, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plans," "strategy," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers, fluctuations in net sales to our major customer, manufacturing and supplier risks, dependence on new product development, rapid technological and market change, risks in international operations, dependence on proprietary technology and key personnel, length of the sales cycle, environmental regulations, and changes in expected costs of discontinued operations. Further information on potential factors that could affect Zygo Corporation's business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2004.


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


                        Zygo Corporation and Subsidiaries
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

(Thousands, except per share amounts)

                                                               Three Months Ended                   Six Months Ended
                                                        --------------------------------    --------------------------------
                                                         December 31,      December 26,      December 31,      December 26,
                                                             2004              2003              2004                2003
                                                        -------------     --------------    --------------    --------------
Net sales
         Products                                        $    33,530       $     23,759      $     59,413      $     43,571
         Development services                                  2,477              3,895             4,172             8,330
                                                        -------------     --------------    --------------    --------------
                                                              36,007             27,654            63,585            51,901
                                                        -------------     --------------    --------------    --------------
Cost of goods sold
         Products                                             21,024             14,360            36,193            27,172
         Development services                                  1,725              2,907             3,021             6,565
                                                        -------------     --------------    --------------    --------------
                                                              22,749             17,267            39,214            33,737
                                                        -------------     --------------    --------------    --------------
         Gross profit                                         13,258             10,387            24,371            18,164

Selling, general, and administrative expenses                  5,723              5,606            11,382            11,444
Research, development, and engineering expenses                3,672              3,310             6,880             6,619
                                                        -------------     --------------    --------------    --------------
         Operating profit                                      3,863              1,471             6,109               101
                                                        -------------     --------------    --------------    --------------

Other income:
         Interest income                                         175                215               354               419
         Miscellaneous income, net                               243                 30               214                75
                                                        -------------     --------------    --------------    --------------
         Total other income                                      418                245               568               494
                                                        -------------     --------------    --------------    --------------
         Earnings from continuing operations
            before income taxes and minority interest          4,281              1,716             6,677               595

Income tax expense                                            (1,542)              (674)           (2,404)             (226)
Minority interest                                               (275)              (114)             (397)             (104)
                                                        -------------     --------------    --------------    --------------
         Earnings from continuing operations                   2,464                928             3,876               265
                                                        -------------     --------------    --------------    --------------

Discontinued TeraOptix operations, net of tax                    (49)              (719)             (110)             (881)
Charges and adjustments on the disposal of
   TeraOptix, net of tax                                        (114)            (1,193)             (118)           (1,193)
                                                        -------------     --------------    --------------    --------------
         Loss from discontinued operations                      (163)            (1,912)             (228)           (2,074)
                                                        -------------     --------------    --------------    --------------
Net earnings (loss)                                      $     2,301       $       (984)     $      3,648      $     (1,809)
                                                        =============     ==============    ==============    ==============

Basic  - Earnings (loss) per share:
         Continuing operations                           $      0.14       $       0.05      $       0.22      $       0.01
         Discontinued operations                         $     (0.01)      $      (0.10)     $      (0.02)     $      (0.11)
                                                        -------------     --------------    --------------    --------------
         Net earnings (loss)                             $      0.13       $      (0.05)     $       0.20      $      (0.10)
                                                        =============     ==============    ==============    ==============

Diluted - Earnings (loss) per share:
         Continuing operations                           $      0.14       $       0.05      $       0.21      $       0.01
         Discontinued operations                         $     (0.01)      $      (0.10)     $      (0.01)     $      (0.11)
                                                        -------------     --------------    --------------    --------------
         Net earnings (loss)                             $      0.13       $      (0.05)     $       0.20      $      (0.10)
                                                        =============     ==============    ==============    ==============

Weighted average shares outstanding:
         Basic shares                                         17,930             17,785            17,926            17,732
                                                        =============     ==============    ==============    ==============
         Diluted shares                                       18,130             18,355            18,099            18,163
                                                        =============     ==============    ==============    ==============

                        Zygo Corporation and Subsidiaries
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)



(Thousands of dollars)                                       December 31, 2004           June 30, 2004
                                                            -------------------      ------------------
Assets
Current assets:
         Cash and cash equivalents                           $          16,579        $         17,462
         Marketable securities                                          10,820                   8,428
         Receivables, net                                               23,590                  26,338
         Inventories                                                    31,249                  21,547
         Prepaid expenses                                                1,535                   1,915
         Deferred income taxes                                           3,267                   3,999
         Assets from discontinued unit held for sale                     1,833                   2,012
                                                            -------------------      ------------------
              Total current assets                                      88,873                  81,701

Marketable securities                                                    7,977                   8,503
Property, plant, and equipment, net                                     30,440                  27,433
Deferred income taxes                                                   30,201                  31,738
Intangible assets, net                                                   5,246                   4,999
Other assets                                                               996                   1,078
                                                            -------------------      ------------------
Total assets                                                 $         163,733        $        155,452
                                                            ===================      ==================


Liabilities and Stockholders' Equity
Current liabilities:
         Payables                                            $          12,050        $         10,384
         Accrued expenses and progress payments                         13,139                  10,798
         Income taxes payable                                            1,824                   2,038
                                                            -------------------      ------------------
              Total current liabilities                                 27,013                  23,220

Other long-term liabilities                                                226                     350
Minority interest                                                        1,635                   1,238
Stockholders' equity                                                   134,859                 130,644
                                                            -------------------      ------------------
Total liabilities and stockholders' equity                   $         163,733        $        155,452
                                                            ===================      ==================



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